EXHBIT 5.1

August 17, 2005

Teton Energy Corporation
410 17th Street
Denver, CO 80202

Gentlemen:

We have acted as special counsel to Teton Energy Corporation, a Delaware corporation (the “Company”), in connection with the filing of a registration statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), covering the registration of up to 87,500 shares of common stock of the Company, par value $.001 per share (the “Common Stock”), available for grant under the Company’s 2004 Non-Employee Stock Compensation Plan (the “Plan Shares”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

Based on the foregoing, it is our opinion that the Plan Shares, when sold, paid for and issued as contemplated by the 2004 Non-Employee Stock Compensation Plan, will be duly and validly issued and fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware. No opinion is expressed herein as to matters governed by the law of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the general rules and regulations promulgated thereunder.

Very truly yours,

/s/ Lohf Shaiman Jacobs Hyman & Feiger PC
Lohf Shaiman Jacobs Hyman & Feiger PC

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